SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                              ---------------------
                               September 17, 2004

                Date of Report (Date of earliest event reported)

                              TPC LIQUIDATION, INC.
             (Exact name of registrant as specified in its charter)

  Delaware                        000-22235                54-1707962
(State or other                 (Commission               (I.R.S. Employer
jurisdiction of                 File Number)              Identification No.)
Incorporation)

100 William Street, 8th Floor
New York, New York                                            10038
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code: (212) 909-2931
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         - Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         - Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         - Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         - Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Section 8 - Other Events

Item 8.01. Other Events

         On or about September 17, 2004, TPC Liquidation was served with a summons and complaint in a civil lawsuit (the "Civil Lawsuit") entitled United States of America, ex rel., San Francisco Unified School Dist., v. Inter-Tel Technologies, Inc., TPC Liquidation, Inc. et. al. ((C-02 2398 CRB) United States District Court for the Northern District of California, San Francisco Division).

         The complaint alleges, among other things, that the defendants, including TPC Liquidation (then known as Video Network Communications Inc. ("VNCI")), engaged, from approximately 1999 through 2001, in a scheme to submit false claims, false records and false statements to obtain improperly millions of dollars in payments from the federally funded E-Rate program. (This federal program was created in 1996 to provide funding to permit schools and libraries to have affordable access to the Internet and other modern telecommunication services (the "Services"). This program operates under the auspices of the Federal Communications Commission (the "FCC") which reimburses providers of Services for discounts they provide to the schools and libraries that purchase the Services). The plaintiff alleges causes of action for, among other things, unjust enrichment, mistake in payment, common law fraud and under the federal False Claims Act (31 USCss. 3729(a)). Though the complaint does not expressly state the exact amount of damages sought (it does seek treble damages under the False Claims Act and civil penalties), the United States had, in May 2004, filed a claim in bankruptcy court in connection with TPC Liquidation's bankruptcy proceeding for an amount in excess of $22 million (after giving effect to the trebling of damages, but before potential civil penalties).There is also a criminal investigation (the "Criminal Investigation") involving the VNCI activities and the United States is seeking a stay of the Civil Lawsuit until the Criminal Investigation is resolved.

         None of the current directors or officers (collectively, "TPC Management") of TPC Liquidation is named as a defendant in the Civil Lawsuit nor a target of the Criminal Investigation nor was any member of TPC Management associated with VNCI at the time the alleged wrongdoing occurred.

         TPC Liquidation has not determined whether it will contest the Civil Lawsuit; regardless of the ultimate disposition of the Civil Lawsuit and the Criminal Investigation, TPC Liquidation, as previously disclosed, does not believe that stockholders will receive any distribution in the bankruptcy case or otherwise as a result of the ownership of their TPC shares.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TPC LIQUIDATION, INC. (f/k/a
                             TALKPOINT COMMUNICATIONS INC.)


                        By: /s/ Ted Castator
                                ------------
                                Ted Castator, Chief Executive Officer



Dated:   October 4, 2004
         New York, New York